Exhibit 99.1

AMAZON.COM ANNOUNCES THIRD QUARTER RESULTS

SEATTLE—(BUSINESS WIRE) October 30, 2025—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its third quarter ended September 30, 2025.
•Net sales increased 13% to $180.2 billion in the third quarter, compared with $158.9 billion in third quarter 2024. Excluding the $1.5 billion favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 12% compared with third quarter 2024.
•North America segment sales increased 11% year-over-year to $106.3 billion.
•International segment sales increased 14% year-over-year to $40.9 billion, or increased 10% excluding changes in foreign exchange rates.
•AWS segment sales increased 20% year-over-year to $33.0 billion.
•Operating income was $17.4 billion in the third quarter, compared with $17.4 billion in third quarter 2024. Third quarter 2025 operating income includes two special charges—$2.5 billion related to a legal settlement with the Federal Trade Commission and $1.8 billion in estimated severance costs primarily related to planned role eliminations. Without these charges, operating income would have been $21.7 billion.
•North America segment operating income was $4.8 billion, compared with $5.7 billion in third quarter 2024. Excluding the $2.5 billion charge related to a legal settlement with the Federal Trade Commission, North America operating income would have been $7.3 billion. These results also include estimated severance costs primarily related to planned role eliminations.
•International segment operating income was $1.2 billion, compared with $1.3 billion in third quarter 2024. These results also include estimated severance costs primarily related to planned role eliminations.
•AWS segment operating income was $11.4 billion, compared with $10.4 billion in third quarter 2024. These results also include estimated severance costs primarily related to planned role eliminations.
•Net income increased to $21.2 billion in the third quarter, or $1.95 per diluted share, compared with $15.3 billion, or $1.43 per diluted share, in third quarter 2024.
•Third quarter 2025 net income includes pre-tax gains of $9.5 billion included in non-operating income (expense) from our investments in Anthropic, PBC.
•Operating cash flow increased 16% to $130.7 billion for the trailing twelve months, compared with $112.7 billion for the trailing twelve months ended September 30, 2024.
•Free cash flow decreased to $14.8 billion for the trailing twelve months, driven primarily by a year-over-year increase of $50.9 billion in purchases of property and equipment, net of proceeds from sales and incentives. This compares to free cash flow of $47.7 billion for the trailing twelve months ended September 30, 2024.
“We continue to see strong momentum and growth across Amazon as AI drives meaningful improvements in every corner of our business,” said Andy Jassy, President and CEO, Amazon. “AWS is growing at a pace we haven’t seen since 2022, re-accelerating to 20.2% YoY. We continue to see strong demand in AI and core infrastructure, and we’ve been focused on accelerating capacity – adding more than 3.8 gigawatts in the past 12 months. In Stores, we continue to realize the benefits of innovating in our fulfillment network, and we’re on track to deliver to Prime members at the fastest speeds ever again this year, expand same-day delivery of perishable groceries to over 2,300 communities by end of year, and double the number of rural communities with access to Amazon’s Same-Day and Next-Day Delivery.”

Some other highlights since the company’s last earnings announcement include that Amazon:
•Saw continued strong adoption of Trainium2, its custom AI chip, which is fully subscribed and a multi-billion-dollar business that grew 150% quarter over quarter.
•Launched Project Rainier, a massive AI compute cluster containing nearly 500,000 Trainium2 chips, to build and deploy Anthropic’s leading Claude AI models.
•Announced new Amazon EC2 P6e-GB200 UltraServers using NVIDIA Grace Blackwell Superchips, designed for training and deploying the largest, most sophisticated AI models.
•Added 3.8 gigawatts of power capacity in the past 12 months – more than any other cloud provider.
•Added new foundation models in Amazon Bedrock, including open weight models from OpenAI, DeepSeek-V3.1, and Qwen3, as well as Anthropic’s Claude Sonnet 4.5, Claude Opus 4.1, and Claude Haiku 4.5.
•Announced a number of new Amazon EC2 instances for general purpose computing, including AWS Graviton4 chips for fast networking and custom Intel Xeon 6 processors for heavy computing tasks–both only available on AWS, as well as AMD EPYC processors for a wide range of applications, and Apple M4 chips for building iPhone and Mac apps.
•Expanded access to Kiro, an agentic coding integrated development environment that brings clarity through spec-driven development, with more than 100,000+ developers jumping in during the first days of preview and more than doubling since.
•Launched Quick Suite agentic AI app that acts as an AI teammate – connecting to business data and apps, and letting employees interact with AI agents that can find insights, conduct research, and take actions across systems. Quick Suite helps turn month-long projects into days, get 80%+ time savings on complex tasks, and realize 90%+ cost savings.
•Saw strong adoption of Transform, an AI agent that makes it easy for customers to migrate to AWS. Transform has saved 700,000 hours of manual migration effort—equivalent of 335 developer years of work—year to date.
•Grew Connect—an AI solution that enables contact centers to provide consistent, personalized customer experiences—to a $1 billion annualized revenue run rate business in recent weeks, with 12 billion minutes of customer interactions being handled by AI in the last year.
•Announced general availability of AgentCore, a set of infrastructure building blocks for developers and companies to build secure, scalable agents.
•Released Nova Multimodal Embeddings, the first unified model that enables search results with leading accuracy across text, documents, images, video, and audio. In addition, Web Grounding is a new built-in tool for Nova models to retrieve and incorporate publicly available information in responses.
•Announced general availability of Elastic VMware Service, the fastest and easiest path for customers to run VMware workloads on AWS.
•Added AWS Region in New Zealand, with plans for 10 more Availability Zones and three more Regions.
•Signed new AWS agreements with Delta Air Lines, Volkswagen Group, Fox Corporation, ServiceNow, Qantas Airways Limited, U.S. General Services Administration, SAP, lululemon athletica inc., Live Nation, AXA, BT Group, Vonage, Upstage, Arm, Fundamental, Periodic Labs, Cursor, Perplexity, and Lila Sciences.
•Increased number of rural communities with access to Amazon’s Same-Day and Next-Day Delivery by 60% in past four months.
•Expanded Same-Day Delivery of perishable groceries to 1,000+ cities and towns in the U.S., with plans to reach 2,300+ locations by end of 2025.
•Saw strong usage of Rufus (AI-powered assistant in Amazon’s store), with 250 million customers using it this year. Shoppers using Rufus are 60% more likely to complete a purchase.
•Launched Help Me Decide, an AI feature to help customers zero in on the right product using browsing activity, searches, shopping history, and preferences.
•Empowered sellers with genAI tools, with over 1.3 million independent sellers using these tools to easily create high quality, engaging product listings and bring even more selection to customers.
•Expanded Multi-Channel Fulfillment to sellers using Walmart, Shopify, and SHEIN, so brands can reach customers wherever they shop while leveraging Amazon’s fast, reliable fulfillment network.

•Announced partnerships that allow advertisers to buy ad space on Netflix, Spotify, and SiriusXM Media through Amazon Ads.
•Drew 70 million+ viewers globally for The Summer I Turned Pretty Season 3 (through 7 days post finale), delivered global viewership growth for second consecutive season (exceeding Season 2 by 65%), and announced feature film.
•Kicked off fourth season of Thursday Night Football on Prime Video, averaging 15.3 million viewers (the best for TNF on any network in a decade) according to Nielsen, which is a 16% increase over last season’s seven-game average.
•Debuted NBA on Prime in more than 200 countries, delivering average audience of 1.25 million viewers in the U.S. during season-opening double header, according to Nielsen.
•Added Peacock Premium Plus and Fox One to Prime Video add-on subscription offering of 100+ channels in the U.S.
•Launched the reimagined Luna cloud gaming service, including GameNight, a new collection of living room games, at no additional cost to Prime members.
•Continued rolling out Alexa+, which customers engage with two times more than the original Alexa, have longer conversations, cover a broader range of topics, and complete more tasks. Customers are using Alexa+ on Fire TV 2.5 times more than the original, using natural conversation to discover audio content 4 times more, engaging with photos 4 times more, and completing 4 times more shopping conversations that end in a purchase.
•Launched four AI-powered Echo devices built for Alexa+, expanded Alexa+ to new Fire TV device lineup for fast content discovery, and launched Alexa+ features for Ring devices that act as an intelligent doorbell attendant.
•Expanded Project Kuiper fleet to 150+ satellites, demonstrated industry-leading downlink speeds of 1+ Gbps, and announced commercial agreements with JetBlue, Australia’s National Broadband Network, and Kazakhtelecom (leading telecommunications provider in Kazakhstan).
•Began offering Zoox’s robotaxi service to customers in Las Vegas—becoming first fully autonomous ride-hailing service in a purpose-built robotaxi—and announced Washington D.C. as eighth testing location.
•Announced $1 billion investment in U.S. employee pay and benefits, bringing average hourly wage to $30+ per hour including elected benefits. Amazon also increased wages for hourly fulfillment and transportation employees in Canada, the Czech Republic, Poland, and the UK.
•Announced Future Ready 2030, a $2.5 billion commitment to expand access to education and skills training for at least 50 million people, empowering both employees and the broader workforce.
•Announced plans to add hundreds of thousands of seasonal jobs this holiday season, including 250,000 in the U.S., 150,000 in India, and thousands across Australia, Canada, France, Spain, and Central Europe.
•Announced planned $1.9 billion investment in Delivery Service Partner program in North America, adding to total investment of $16.7 billion over last seven years, supporting safety programs, training, and new technology.
Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of October 30, 2025, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic and geopolitical conditions, tariff and trade policies, and customer demand and spending (including the impact of recessionary fears), inflation, interest rates, regional labor market constraints, world events, the rate of growth of the internet, online commerce, cloud services, and new and emerging technologies, and the various factors detailed below.
Fourth Quarter 2025 Guidance
•Net sales are expected to be between $206.0 billion and $213.0 billion, or to grow between 10% and 13% compared with fourth quarter 2024. This guidance anticipates a favorable impact of approximately 190 basis points from foreign exchange rates.
•Operating income is expected to be between $21.0 billion and $26.0 billion, compared with $21.2 billion in fourth quarter 2024.
•This guidance assumes, among other things, that no additional business acquisitions, restructurings, or legal settlements are concluded.

Conference Call Information
A conference call will be webcast live today at 2:00 p.m. PT/5:00 p.m. ET, and will be available for at least three months at amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.
Forward-Looking Statements
These forward-looking statements are inherently difficult to predict. Actual results and outcomes could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of claims, litigation, government investigations, and other proceedings, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, variability in demand, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, security incidents, system interruptions, government regulation and taxation, and fraud. In addition, global economic and geopolitical conditions and additional or unforeseen circumstances, developments, or events may give rise to or amplify many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.
Additional Information
Our investor relations website is amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Amazon strives to be Earth’s Most Customer-Centric Company, Earth’s Best Employer, and Earth’s Safest Place to Work. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Career Choice, Fire tablets, Fire TV, Amazon Echo, Alexa, Just Walk Out technology, Amazon Studios, and The Climate Pledge are some of the things pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2024	2025	2024	2025	2024	2025

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$71,673	$61,453	$73,890	$82,312	$50,081	$78,677
OPERATING ACTIVITIES:
Net income	15,328	21,187	39,244	56,478	49,868	76,482
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of property and equipment and capitalized content costs, operating lease assets, and other	13,442	16,796	37,164	46,285	50,984	61,916
Stock-based compensation	5,333	4,847	17,016	15,070	23,335	20,065
Non-operating expense (income), net	(141)	(10,112)	2,498	(14,187)	2,159	(14,673)
Deferred income taxes	(1,317)	10,130	(3,040)	10,648	(4,504)	9,040
Changes in operating assets and liabilities:
Inventories	(1,509)	(827)	(2,818)	(6,103)	(175)	(5,169)
Accounts receivable, net and other	(701)	(1,977)	774	(1,855)	(6,673)	(5,878)
Other assets	(4,537)	(4,039)	(10,293)	(10,412)	(13,095)	(14,602)
Accounts payable	(477)	2,151	(5,754)	166	5,134	8,892
Accrued expenses and other	129	(1,999)	(6,946)	(11,012)	(352)	(6,970)
Unearned revenue	421	(632)	2,396	(23)	6,025	1,588
Net cash provided by (used in) operating activities	25,971	35,525	70,241	85,055	112,706	130,691
INVESTING ACTIVITIES:
Purchases of property and equipment	(22,620)	(35,095)	(55,165)	(92,297)	(69,753)	(120,131)
Proceeds from property and equipment sales and incentives	1,342	867	3,559	2,446	4,794	4,228
Acquisitions, net of cash acquired, non-marketable investments, and other, net	(622)	(786)	(4,547)	(2,438)	(4,928)	(4,973)
Sales and maturities of marketable securities	8,069	16,367	12,726	35,545	14,294	39,222
Purchases of marketable securities	(3,068)	(7,426)	(13,472)	(38,556)	(13,907)	(51,089)
Net cash provided by (used in) investing activities	(16,899)	(26,073)	(56,899)	(95,300)	(69,500)	(132,743)
FINANCING ACTIVITIES:
Proceeds from short-term debt, and other	1,725	3,223	2,588	7,131	3,322	9,685
Repayments of short-term debt, and other	(1,820)	(1,826)	(2,453)	(5,300)	(8,791)	(7,907)
Proceeds from long-term debt	—	—	—	746	—	746
Repayments of long-term debt	(2,183)	(1,008)	(6,682)	(3,759)	(6,972)	(6,259)
Principal repayments of finance leases	(402)	(351)	(1,710)	(1,172)	(2,489)	(1,505)
Principal repayments of financing obligations	(78)	(82)	(247)	(276)	(320)	(698)
Net cash provided by (used in) financing activities	(2,758)	(44)	(8,504)	(2,630)	(15,250)	(5,938)
Foreign currency effect on cash, cash equivalents, and restricted cash	690	(397)	(51)	1,027	640	(223)
Net increase (decrease) in cash, cash equivalents, and restricted cash	7,004	9,011	4,787	(11,848)	28,596	(8,213)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$78,677	$70,464	$78,677	$70,464	$78,677	$70,464
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on debt, net of capitalized interest	$266	$249	$1,215	$1,008	$2,002	$1,651
Cash paid for operating leases	2,940	4,155	9,116	11,475	11,882	14,700
Cash paid for interest on finance leases	71	76	217	219	291	289
Cash paid for interest on financing obligations	47	52	161	159	207	217
Cash paid for income taxes, net of refunds	2,004	1,136	8,162	6,774	12,359	10,920
Assets acquired under operating leases	3,571	5,057	11,235	13,999	14,212	18,188
Property and equipment acquired under finance leases, net of remeasurements and modifications	186	977	409	1,968	620	2,413
Increase (decrease) in property and equipment acquired but not yet paid	1,622	3,341	4,793	4,849	4,769	7,095

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2025	2024	2025

Net product sales	$67,601	$74,058	$190,085	$206,274
Net service sales	91,276	106,111	260,082	297,264
Total net sales	158,877	180,169	450,167	503,538
Operating expenses:
Cost of sales	80,977	88,670	227,395	246,455
Fulfillment	24,660	27,679	70,543	78,248
Technology and infrastructure	22,245	28,962	64,973	79,122
Sales and marketing	10,609	11,686	30,783	32,865
General and administrative	2,713	2,875	8,496	8,468
Other operating expense (income), net	262	2,875	587	3,382
Total operating expenses	141,466	162,747	402,777	448,540
Operating income	17,411	17,422	47,390	54,998
Interest income	1,256	1,100	3,429	3,251
Interest expense	(603)	(538)	(1,836)	(1,595)
Other income (expense), net	(27)	10,186	(2,718)	14,052
Total non-operating income (expense)	626	10,748	(1,125)	15,708
Income before income taxes	18,037	28,170	46,265	70,706
Provision for income taxes	(2,706)	(6,910)	(6,940)	(14,141)
Equity-method investment activity, net of tax	(3)	(73)	(81)	(87)
Net income	$15,328	$21,187	$39,244	$56,478
Basic earnings per share	$1.46	$1.98	$3.76	$5.31
Diluted earnings per share	$1.43	$1.95	$3.67	$5.22
Weighted-average shares used in computation of earnings per share:
Basic	10,501	10,674	10,447	10,638
Diluted	10,735	10,845	10,705	10,815

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2025	2024	2025

Net income	$15,328	$21,187	$39,244	$56,478
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $(45), $27, $43, and $(181)	1,911	(690)	178	4,159
Available-for-sale debt securities:
Change in net unrealized gains (losses), net of tax of $(55), $(3,797), $(282), and $(3,820)	167	12,397	944	12,474
Less: reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $0, $512, $(1), and $1,326	—	(1,795)	4	(4,266)
Net change	167	10,602	948	8,208
Other, net of tax of $3, $0, $1, and $0	(3)	1	(4)	—
Total other comprehensive income (loss)	2,075	9,913	1,122	12,367
Comprehensive income	$17,403	$31,100	$40,366	$68,845

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2025	2024	2025

North America
Net sales	$95,537	$106,267	$271,911	$299,222
Operating expenses	89,874	101,478	256,200	281,075
Operating income	$5,663	$4,789	$15,711	$18,147

International
Net sales	$35,888	$40,896	$99,486	$111,170
Operating expenses	34,587	39,697	97,009	107,460
Operating income	$1,301	$1,199	$2,477	$3,710

AWS
Net sales	$27,452	$33,006	$78,770	$93,146
Operating expenses	17,005	21,572	49,568	60,005
Operating income	$10,447	$11,434	$29,202	$33,141

Consolidated
Net sales	$158,877	$180,169	$450,167	$503,538
Operating expenses	141,466	162,747	402,777	448,540
Operating income	17,411	17,422	47,390	54,998
Total non-operating income (expense)	626	10,748	(1,125)	15,708
Provision for income taxes	(2,706)	(6,910)	(6,940)	(14,141)
Equity-method investment activity, net of tax	(3)	(73)	(81)	(87)
Net income	$15,328	$21,187	$39,244	$56,478

Segment Highlights:
Y/Y net sales growth:
North America	9%	11%	10%	10%
International	12	14	9	12
AWS	19	20	18	18
Consolidated	11	13	11	12
Net sales mix:
North America	60%	59%	60%	59%
International	23	23	22	22
AWS	17	18	18	19
Consolidated	100%	100%	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)
 (unaudited)

	December 31, 2024	September 30, 2025

ASSETS
Current assets:
Cash and cash equivalents	$78,779	$66,922
Marketable securities	22,423	27,275
Inventories	34,214	41,494
Accounts receivable, net and other	55,451	61,175
Total current assets	190,867	196,866
Property and equipment, net	252,665	324,435
Operating leases	76,141	83,456
Goodwill	23,074	23,260
Other assets	82,147	99,904
Total assets	$624,894	$727,921
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$94,363	$106,032
Accrued expenses and other	66,965	68,051
Unearned revenue	18,103	21,113
Total current liabilities	179,431	195,196
Long-term lease liabilities	78,277	84,677
Long-term debt	52,623	50,742
Other long-term liabilities	28,593	27,675
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.01 par value; 500 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 100,000 shares authorized; 11,108 and 11,202 shares issued; 10,593 and 10,687 shares outstanding)	111	112
Treasury stock, at cost	(7,837)	(7,837)
Additional paid-in capital	120,864	135,679
Accumulated other comprehensive income (loss)	(34)	12,333
Retained earnings	172,866	229,344
Total stockholders’ equity	285,970	369,631
Total liabilities and stockholders’ equity	$624,894	$727,921

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$107,952	$112,706	$115,877	$113,903	$121,137	$130,691	16%
Operating cash flow -- TTM Y/Y growth	75%	57%	36%	15%	12%	16%	N/A
Purchases of property and equipment, net of proceeds from sales and incentives -- TTM	$54,979	$64,959	$77,658	$87,978	$102,953	$115,903	78%
Free cash flow -- TTM (1)	$52,973	$47,747	$38,219	$25,925	$18,184	$14,788	(69)%
Common shares and stock-based awards outstanding	10,871	10,872	10,876	10,876	10,952	10,955	1%
Common shares outstanding	10,490	10,511	10,593	10,613	10,660	10,687	2%
Stock-based awards outstanding	381	361	283	263	292	268	(26)%
Stock-based awards outstanding -- % of common shares outstanding	3.6%	3.4%	2.7%	2.5%	2.7%	2.5%	N/A
Results of Operations
Worldwide (WW) net sales	$147,977	$158,877	$187,792	$155,667	$167,702	$180,169	13%
WW net sales -- Y/Y growth, excluding F/X	11%	11%	11%	10%	12%	12%	N/A
WW net sales -- TTM	$604,334	$620,128	$637,959	$650,313	$670,038	$691,330	11%
WW net sales -- TTM Y/Y growth, excluding F/X	12%	12%	11%	11%	11%	11%	N/A
Operating income	$14,672	$17,411	$21,203	$18,405	$19,171	$17,422	—%
F/X impact -- favorable	$29	$16	$14	$53	$153	$129	N/A
Operating income -- Y/Y growth (decline), excluding F/X	91%	55%	60%	20%	30%	(1)%	N/A
Operating margin -- % of WW net sales	9.9%	11.0%	11.3%	11.8%	11.4%	9.7%	N/A
Operating income -- TTM	$54,376	$60,599	$68,593	$71,691	$76,190	$76,201	26%
Operating income -- TTM Y/Y growth, excluding F/X	205%	129%	86%	51%	40%	25%	N/A
Operating margin -- TTM % of WW net sales	9.0%	9.8%	10.8%	11.0%	11.4%	11.0%	N/A
Net income	$13,485	$15,328	$20,004	$17,127	$18,164	$21,187	38%
Net income per diluted share	$1.26	$1.43	$1.86	$1.59	$1.68	$1.95	37%
Net income -- TTM	$44,419	$49,868	$59,248	$65,944	$70,623	$76,482	53%
Net income per diluted share -- TTM	$4.18	$4.67	$5.53	$6.13	$6.55	$7.08	52%
______________________________
(1)Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, net of proceeds from sales and incentives.”

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Y/Y % Change
Segments
North America Segment:
Net sales	$90,033	$95,537	$115,586	$92,887	$100,068	$106,267	11%
Net sales -- Y/Y growth, excluding F/X	9%	9%	10%	8%	11%	11%	N/A
Net sales -- TTM	$369,775	$377,425	$387,497	$394,043	$404,078	$414,808	10%
Operating income	$5,065	$5,663	$9,256	$5,841	$7,517	$4,789	(15)%
F/X impact -- favorable (unfavorable)	$8	$(28)	$(49)	$(32)	$(46)	$(53)	N/A
Operating income -- Y/Y growth (decline), excluding F/X	58%	32%	44%	18%	49%	(14)%	N/A
Operating margin -- % of North America net sales	5.6%	5.9%	8.0%	6.3%	7.5%	4.5%	N/A
Operating income -- TTM	$20,816	$22,172	$24,967	$25,825	$28,277	$27,403	24%
Operating margin -- TTM % of North America net sales	5.6%	5.9%	6.4%	6.6%	7.0%	6.6%	N/A
International Segment:
Net sales	$31,663	$35,888	$43,420	$33,513	$36,761	$40,896	14%
Net sales -- Y/Y growth, excluding F/X	10%	12%	9%	8%	11%	10%	N/A
Net sales -- TTM	$135,978	$139,729	$142,906	$144,484	$149,582	$154,590	11%
Operating income	$273	$1,301	$1,315	$1,017	$1,494	$1,199	(8)%
F/X impact -- favorable (unfavorable)	$(94)	$43	$6	$(56)	$338	$302	N/A
Operating income -- Y/Y growth (decline), excluding F/X	N/A	N/A	N/A	19%	324%	(31)%	N/A
Operating margin -- % of International net sales	0.9%	3.6%	3.0%	3.0%	4.1%	2.9%	N/A
Operating income -- TTM	$662	$2,058	$3,792	$3,906	$5,127	$5,025	144%
Operating margin -- TTM % of International net sales	0.5%	1.5%	2.7%	2.7%	3.4%	3.2%	N/A
AWS Segment:
Net sales	$26,281	$27,452	$28,786	$29,267	$30,873	$33,006	20%
Net sales -- Y/Y growth, excluding F/X	19%	19%	19%	17%	17%	20%	N/A
Net sales -- TTM	$98,581	$102,974	$107,556	$111,786	$116,378	$121,932	18%
Operating income	$9,334	$10,447	$10,632	$11,547	$10,160	$11,434	9%
F/X impact -- favorable (unfavorable)	$115	$1	$57	$141	$(139)	$(120)	N/A
Operating income -- Y/Y growth, excluding F/X	72%	50%	48%	21%	10%	11%	N/A
Operating margin -- % of AWS net sales	35.5%	38.1%	36.9%	39.5%	32.9%	34.6%	N/A
Operating income -- TTM	$32,898	$36,369	$39,834	$41,960	$42,786	$43,773	20%
Operating margin -- TTM % of AWS net sales	33.4%	35.3%	37.0%	37.5%	36.8%	35.9%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Y/Y % Change
Net Sales
Online stores (1)	$55,392	$61,411	$75,556	$57,407	$61,485	$67,407	10%
Online stores -- Y/Y growth, excluding F/X	6%	8%	8%	6%	10%	8%	N/A
Physical stores (2)	$5,206	$5,228	$5,579	$5,533	$5,595	$5,578	7%
Physical stores -- Y/Y growth, excluding F/X	4%	5%	8%	6%	7%	7%	N/A
Third-party seller services (3)	$36,201	$37,864	$47,485	$36,512	$40,348	$42,486	12%
Third-party seller services -- Y/Y growth, excluding F/X	13%	10%	9%	7%	10%	11%	N/A
Advertising services (4)	$12,771	$14,331	$17,288	$13,921	$15,694	$17,703	24%
Advertising services -- Y/Y growth, excluding F/X	20%	19%	18%	19%	22%	22%	N/A
Subscription services (5)	$10,866	$11,278	$11,508	$11,715	$12,208	$12,574	11%
Subscription services -- Y/Y growth, excluding F/X	11%	11%	10%	11%	11%	10%	N/A
AWS	$26,281	$27,452	$28,786	$29,267	$30,873	$33,006	20%
AWS -- Y/Y growth, excluding F/X	19%	19%	19%	17%	17%	20%	N/A
Other (6)	$1,260	$1,313	$1,590	$1,312	$1,499	$1,415	8%
Other -- Y/Y growth (decline), excluding F/X	(6)%	5%	17%	4%	18%	7%	N/A

Stock-based Compensation Expense
Cost of sales	$266	$193	$205	$148	$250	$197	2%
Fulfillment	$944	$696	$697	$497	$880	$685	(2)%
Technology and infrastructure	$3,670	$2,961	$2,747	$2,060	$3,655	$2,697	(9)%
Sales and marketing	$1,224	$1,012	$916	$653	$1,207	$832	(18)%
General and administrative	$618	$471	$430	$331	$542	$436	(7)%
Total stock-based compensation expense	$6,722	$5,333	$4,995	$3,689	$6,534	$4,847	(9)%
Other
WW shipping costs	$21,965	$23,501	$28,549	$22,495	$23,370	$25,384	8%
WW shipping costs -- Y/Y growth	8%	8%	4%	3%	6%	8%	N/A
WW paid units -- Y/Y growth (7)	11%	12%	11%	8%	12%	11%	N/A
WW seller unit mix -- % of WW paid units (7)	61%	60%	62%	61%	62%	62%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	1,532,000	1,551,000	1,556,000	1,560,000	1,546,000	1,578,000	2%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth	5%	3%	2%	3%	1%	2%	N/A
________________________
(1)Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, videos, games, music, and software. These product sales include digital products sold on a transactional basis. Digital media content subscriptions that provide unlimited viewing or usage rights are included in “Subscription services.”
(2)Includes product sales where our customers physically select items in a store. Sales to customers who order goods online for delivery or pickup at our physical stores are included in “Online stores.”
(3)Includes commissions and any related fulfillment and shipping fees, and other third-party seller services.
(4)Includes sales of advertising services to sellers, vendors, publishers, authors, and others, through programs such as sponsored ads, display, and video advertising.
(5)Includes annual and monthly fees associated with Amazon Prime memberships, as well as digital video, audiobook, digital music, e-book, and other non-AWS subscription services.
(6)Includes sales related to various other offerings (such as shipping services, healthcare services, and certain licensing and distribution of video content) and our co-branded credit card agreements.
(7)Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts
•References to customers mean customer accounts established when a customer places an order through one of our stores. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.
Seller Accounts
•References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.
AWS Customers
•References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.
Units
•References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers in our stores as well as Amazon-owned items sold in other stores. Units sold are paid units and do not include units associated with AWS, certain acquisitions, certain subscriptions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon Investor Relations	Amazon Public Relations
amazon-ir@amazon.com	amazon-pr@amazon.com
amazon.com/ir	amazon.com/pr